SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2006

J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-15274 (Commission File No.)	26-0037077 (I.R.S. Employer Identification No.)

6501 Legacy Drive Plano, Texas (Address of principal executive offices)	75024-3698 (Zip code)

Registrant's telephone number, including area code:  (972) 431-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The J. C. Penney Corporation, Inc. Mirror Savings Plans I, II, and III (“Mirror Plans”) provide associates earning more than the Internal Revenue Service limit on participant contributions to qualified savings plans the opportunity to defer a portion of their base salary and incentive compensation in excess of such limit as a means of saving for retirement.

On November 16, 2006, the Human Resources and Compensation Committee of the Board of Directors of J. C. Penney Company, Inc. (“HRCC”) met to consider certain actions in relation to the Mirror Plans. The HRCC approved (1) an amendment to Section 3.04 of J. C. Penney Corporation, Inc. Mirror Plans I and II amending the formula for the Company matching contribution, effective for the 2006 Plan Year, as set forth in Exhibit 10.1 attached hereto, (2) a resolution providing that no additional participants or additional participant deferrals be added to Mirror Savings Plans I and III after December 31, 2006, and (3) an Amended and Restated J. C. Penney Corporation, Inc. Mirror Savings Plan, effective January 1, 2007, as set forth in Exhibit 10.2 attached hereto, which amends the Mirror Savings Plan to conform with changes to be made to the Company’s qualified savings plan, the J. C. Penney Corporation, Inc. Savings, Profit-Sharing and Stock Ownership Plan, and which amends the formula for the Mirror Savings Plan Company matching contribution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By: /s/ Michael T. Theilmann
          Michael T. Theilmann
    Executive Vice President,
    Chief Human Resources and
    Administration Officer

Date: November 21, 2006

EXHIBIT INDEX

Exhibit Number         Description

10.1	Amendment to the J. C. Penney Corporation, Inc. Mirror Savings Plans I and II

10.2	J. C. Penney Corporation, Inc. Mirror Savings Plan, Amended and Restated Effective January 1, 2007